SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

First Choice Healthcare Solutions, Inc.
 (Exact Name of Issuer as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709 S. Harbor City Blvd., Suite 250, Melbourne, FL 32901
 (Address of principal executive offices including zip code)

(321) 725-0090
 (Registrant's telephone number, including area code)

Medical Billing Assistance, Inc.
(Former Name or Former Address, if Changed Since Last Report)

 Copies to:
Andrea Cataneo, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On April 2, 2012, First Choice Healthcare Solutions, Inc. (the “Company”) announced that it completed its acquisition of First Choice Medical Group of Brevard, LLC (“First Choice – Brevard”), pursuant to the Membership Interest Purchase Closing Agreement (the “Purchase Agreement”), dated the same date. The Company has been managing the practice of First Choice – Brevard since November 1, 2011, pursuant to a Management Services Agreement (the “Management Agreement”).

The purchase price for the acquisition was $2,524,000, of which approximately $1.14 million was paid in cash and the balance, net of closing adjustments, was paid by issuing to the members of First Choice – Brevard 976,179 pre-reverse split shares of the Company’s restricted common stock valued at $0.90 per share (which is 244,045 post-split shares).

First Choice - Brevard is a multi-specialty medical group including orthopedics (both operative and non-operative), sports medicine, pain management and neurology.  The practice is located on the ground level of Marina Towers, a Class A office building owned by the Company.

Copies of the Purchase Agreement and the Management Agreement are filed herewith as exhibits.

Item 8.01 Other Events

As reported in its Annual Report on Form 10-K filed on March 30, 2012, First Choice Healthcare Solutions, Inc., a Delaware corporation (“FCHS”) filed a certificate of merger (the “Certificate of Merger”) of Medical Billing Assistance, Inc., a Colorado corporation (“Medical Billing” or the “Company”), into FCHS. The effective date for the Certificate of Merger was April 4, 2012. Pursuant to the Certificate of Merger, Medical Billing was merged with and into FCHS. The effect of the merger was that Medical Billing reincorporated from Colorado to Delaware (the “Reincorporation”). FCHS is deemed to be the successor issuer of Medical Billing under Rule 12g-3 of the Securities Exchange Act of 1934, as amended.

Contemporaneously with the Reincorporation, the Company changed its name to First Choice Healthcare Solutions, Inc..  Otherwise, the reincorporation does not result in any change in the business, management, fiscal year, accounting, location of the principal executive offices, assets or liabilities of the Company, formerly known as Medical Billing Assistance, Inc..

Also, in connection with the Reincorporation, April 4, 2012 was the effective date for the Company’s four-to-one reverse split of the Company’s common stock (whereby every four shares of Company’s  common stock will be exchanged for one share of FCHS common stock) (the “Split”).  In connection with the Split, a new CUSIP was issued for the common stock -  31949B104.

The new ticker symbol for the Company’s common stock is FCHSD.  The D will be removed in 20 business days, or on or about May 2, 2012.

The transfer agent for the common stock of FCHS is:
Corporate Stock Transfer, Inc.
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1(a)	Certificate of Incorporation of First Choice Healthcare Solutions, Inc. (incorporated by reference to Exhibit 3.1(a) to the Company’s Form 10-K filed with the SEC on March 30, 2012)

3.1(b)	Certificate of Merger (filed herewith)

3.2(a)	By-laws (incorporated by reference to Exhibit 3.2(a) to the Company’s Form 10-K, filed with the SEC on March 30, 2012 )

10.1	Membership Interest Purchase Closing Agreement, dated April 2, 2012, filed herewith.

10.2	Management Services Agreement, dated October 5, 2011, filed herewith.

99.1	Press Release, dated April 9, 2012.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

First Choice Healthcare Solutions, Inc.

Dated: April 9, 2012	By:	/s/ Christian Romandetti
Christian Romandetti
Chief Executive Officer

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